Exhibit 5.2

WongPartnership LLP
12 Marina Boulevard Level 28
Marina Bay Financial Centre Tower 3
Singapore 018982
T +65 6416 8000

wongpartnership.com

ASEAN | CHINA | MIDDLE EAST

Date: 10 May 2019	FROM
GSO/KY/LJV/nm
The Board of Directors
Wave Life Sciences Ltd.	f: +65 6532 5711
c/o 733 Concord Avenue	Not for service of court documents
Cambridge, MA 02138	Not for urgent correspondence
United States of America United States of America	d: +65 6416 8205 / 2482 / 6465

e: gail.ong@wongpartnership.com
karen.yeoh@wongpartnership.com /
jenvern.loh@wongpartnership.com

Dear Sirs

WAVE LIFE SCIENCES LTD. (THE “COMPANY”) – SALES AGREEMENT PROSPECTUS (THE “SALES AGREEMENT PROSPECTUS”) CONTAINED IN THE AUTOMATIC SHELF REGISTRATION STATEMENT ON FORM S-3 (THE “REGISTRATION STATEMENT”) FILED BY THE COMPANY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RESPECT OF THE OFFER AND SALE FROM TIME TO TIME OF ORDINARY SHARES, NO PAR VALUE, IN THE ISSUED AND PAID-UP CAPITAL OF THE COMPANY HAVING AN AGGREGATE OFFERING PRICE OF UP TO US$250,000,000 (COLLECTIVELY, THE “OFFERING SHARES”) THROUGH JEFFERIES LLC (“JEFFERIES”), ACTING AS AGENT (THE “OFFERING”)

A.	Introduction

1.	We have acted as legal advisers to the Company, a company incorporated under the laws of Singapore, as to Singapore law in connection with the Offering.

2.

The Company entered into an open market sale agreement (the “Sales Agreement”) dated 10 May 2019 with Jefferies, under which the Company may offer and sell the Offering Shares from time to time through Jefferies, acting as agent, on the Nasdaq Global Market at sale prices and such other sales as agreed upon by the Company. Upon the terms and subject to the conditions of the Sales Agreement, the Company may, from time to time, request an issuance of the Offering Shares by delivering to Jefferies a written notice (the “Issuance Notice”) setting out, among other things, the total sales price for the Offering Shares, the selling period and the floor price limitation per Offering Share, and Jefferies, upon receipt of an Issuance Notice, will use its commercially reasonable efforts consistent with its normal sales and trading practices to place such Offering Shares in accordance with the information specified in the Issuance Notice.

3.

The Offering Shares will be offered and sold by the Company pursuant to the Sales Agreement Prospectus filed by the Company with the Commission on or about the date hereof that forms a part of the Company’s Registration Statement that was filed on 10 May 2019 by the Company with the Commission pursuant to the Act, relating to the offering by the Company of an indeterminate amount of any combination of securities of the types specified therein. The Registration Statement became effective under the Act upon filing on 10 May 2019.

WongPartnership LLP (UEN: T08LL0003B) is a limited liability law partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A).

WONGPARTNERSHIP LLP

GSO/KY/LJV/nm

10 May 2019

Page: 2

4.

This opinion is supplemental to our opinion dated 10 May 2019 and included as Exhibit 5.1 to the Registration Statement. We do not express nor imply any opinion with respect to the effect of any law other than the laws of Singapore as of the date of this opinion, and have made no investigation of any other laws which may be relevant to the documents submitted to us or opinions given by us, nor do we express or imply any opinion on matters relating to tax. This opinion is to be governed by and construed in accordance with the laws of Singapore as applied by the courts of Singapore as of the date of this opinion. We are not obliged to update this opinion to reflect, or notify any addressee of this opinion or any other person of, any legal or legislative developments, or other changes to law or fact, arising after the date of this opinion. We have taken instructions solely from the Company.

5.

In respect of the Sales Agreement, the Registration Statement, the Sales Agreement Prospectus and the Issuance Notice(s), we have assumed due compliance with all matters concerning the laws of the United States of America and all other relevant jurisdictions (other than in Singapore in respect of the matters set out in paragraph 9 of this opinion).

B.	Documents

6.	In rendering the opinions set out below, we have examined:

6.1	an electronic copy (in Adobe Acrobat form) of the executed Sales Agreement;

6.2	an electronic copy (in Adobe Acrobat form) of the Registration Statement and the Sales Agreement Prospectus;

6.3	an electronic copy (in Adobe Acrobat form) of the certificate of incorporation of the Company dated 24 July 2012 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”);

6.4

an electronic copy (in Adobe Acrobat form) of the certificate confirming incorporation upon conversion of the Company dated 6 November 2015 issued by ACRA confirming the Company’s conversion to a public company;

6.5	an electronic copy (in Adobe Acrobat form) of the constitution of the Company, as amended on 9 November 2015 (the “Constitutive Documents”);

6.6	an electronic copy (in Adobe Acrobat form) of the minutes dated 13 August 2018 of the annual general meeting of the Company held on 7 August 2018 (the “Shareholders’ Resolutions”);

6.7

an electronic copy (in Adobe Acrobat form) of the resolutions in writing of the Board of Directors of the Company (the “Board”) dated 9 May 2019 (the “Board Resolutions” and, together with the Shareholders’ Resolutions, the “Resolutions”); and

6.8	such other documents as we may have considered necessary or desirable to examine in order that we may render this opinion.

7.

This opinion is being rendered to you in connection with the filing of the Sales Agreement Prospectus. Except as expressly provided in paragraph 9 of this opinion, we express no opinion whatsoever with respect to any document described in paragraph 6 of this opinion.

WONGPARTNERSHIP LLP

GSO/KY/LJV/nm

10 May 2019

Page: 3

C.	Assumptions

8.	We have assumed (without enquiry and with your consent):

8.1

that each of the parties to the Sales Agreement (other than the Company) has been duly incorporated, established or constituted, and is validly existing under the laws of its jurisdiction of incorporation, establishment or constitution, as the case may be;

8.2

the genuineness of all signatures on all documents and that each such signature is that of a person duly authorised to affix the same and execute the relevant documents, and the completeness, and the conformity to original documents, of all copies submitted to us;

8.3

that each of the documents submitted or made available to us for examination is true, complete and up-to-date and has not been revoked, repudiated, terminated or amended or superseded, and all representations, warranties, assumptions and factual statements contained in all documents listed in paragraph 6 are true and accurate;

8.4

that the Resolutions and any corporate resolutions (the “Future Authorisations”) which may, from time to time, be passed in respect of the Offering (including, but not limited to, any Share Issue Mandate (as defined below) and any resolution relating to the issuance and delivery of an Issuance Notice and the Offering Shares thereunder) were or, as the case may be, will be:

(a)

duly passed at properly convened meetings of duly appointed directors or the shareholders of the Company, or a duly constituted committee of the Board, or as the case may be, duly passed in the form of circulating resolutions in writing, in accordance with the provisions of the Constitutive Documents; and

(b)	duly passed in accordance with the provisions of the Companies Act, Chapter 50 of Singapore (the “Companies Act”), if any;

8.5

that the approvals conferred by the copies of the Resolutions and the Future Authorisations have not been and, as the case may be, will not be revoked, rescinded, superseded or amended and are and, as the case may be, will be in full force and effect, and that no other resolution or other action has been passed or taken which could affect the validity of any or all of the Resolutions and the Future Authorisations;

8.6	that the directors of the Company:

(a)	have been duly appointed in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time;

(b)

have acted and will act in good faith and in the best interests of the Company in approving the preparation, execution and filing of the Registration Statement and the Sales Agreement Prospectus with the Commission, the entry into the transactions contemplated in the Sales Agreement Prospectus, and the execution of, and entry into, the Sales Agreement, and without intention to defraud any of the creditors of the Company; and

(c)

have each disclosed and will disclose any interest which he may have in the transactions contemplated in the Registration Statement, the Sales Agreement Prospectus and the Sales Agreement in accordance with the provisions of the Companies Act and the Constitutive Documents and none of the directors of the Company has or will have any interest in such transactions except to the extent permitted by the Companies Act and the Constitutive Documents;

WONGPARTNERSHIP LLP

GSO/KY/LJV/nm

10 May 2019

Page: 4

8.7	that all relevant documents have been provided to us by the officers of the Company for inspection for the purposes of this opinion;

8.8

that the Company will have obtained, at the time of each issuance of the Offering Shares, a mandate from the shareholders of the Company to issue such Offering Shares pursuant to Section 161 of the Companies Act (the “Share Issue Mandate”) and such Share Issue Mandate will not have expired in accordance with its terms or been previously revoked or varied by the Company in a general meeting;

8.9

that the Offering Share(s) will be issued in accordance with the terms and subject to the conditions in the Resolutions, the Future Authorisations and/or the instructions of the person(s) acting pursuant to authority properly delegated to such person by the Board of Directors or any committee of the Board of Directors;

8.10	that at each time of issuance, sale and/or delivery of the Issuance Notice(s) and Offering Shares(s):

(a)

the issuance, sale and/or delivery of the Issuance Notice(s) and the Offering Share(s) will be duly authorised by, as the case may be, the Resolutions, the Future Authorisations and/or the person(s) acting pursuant to authority properly delegated to such person by the Board of Directors or any committee of the Board of Directors; and

(b)	the Company will be validly existing under the laws of Singapore, with the requisite capacity, power and authority to issue, sell and/or deliver the Issuance Notice(s) and Offering Share(s);

8.11

that the Offering Shares to be issued in connection with the Offering will be duly registered in the names of the persons who subscribe for or purchase the Offering Shares in the Register of Members of the Company, or in the name of the Depository Trust Company or its nominee, as the case may be, and the certificates for the Offering Shares will be duly issued and delivered;

8.12	that:

(a)

the results of the electronic instant information search made by us on 10 May 2019 at 9:53 a.m. (Singapore time) of the public records of the Company maintained by ACRA at https://www.acra.gov.sg (the “ACRA Search”) at ACRA; and

(b)

the results of the electronic searches made by us on 10 May 2019 at 9:51 a.m. (Singapore time) for the period of 1 January 2016 to 10 May 2019 (as at 9:51 a.m.) (both dates inclusive) of: (i) the Company, obtained from the search modules Insolvency (including Judicial Management) (Supreme Court) and Appeals Cases (Supreme Court), Appeals Cases (State Court), Civil Cases (State Courts), Enforcement (Supreme Courts) and Enforcement (State Courts), and (ii) the directors of the Company, obtained from the search module Bankruptcy (Supreme Court), of the Cause Book Search function of the eLitigation system at https://www.elitigation.sg (the “Court Searches”), are true, complete and accurate, and remain correct up to the date of this opinion and that:

(i)	such information has not since the relevant time on which the ACRA Search or Court Searches, as the case may be, were conducted, been altered; and

WONGPARTNERSHIP LLP

GSO/KY/LJV/nm

10 May 2019

Page: 5

(ii)

the ACRA Search and Court Searches, as the case may be, did not fail to disclose any information which has been lodged, registered or filed but did not appear on the public records available for such electronic searches at the time of such searches, and all matters which ought to have been lodged, registered, or filed with ACRA or the relevant court, as the case may be, have been duly lodged, registered, or filed;

8.13	that no law (including, without limitation, any public policy) of any jurisdiction outside Singapore is relevant to or affects the opinions expressed or conclusions stated in this opinion;

8.14

that the Company has validly entered into the Sales Agreement and the Issuance Notice(s) will be validly issued and delivered by the Company in accordance terms and subject to the conditions of the Sales Agreement;

8.15

that the Sales Agreement and the Issuance Notice(s) issued and delivered thereunder constitutes and, as the case may be, will constitute legal, valid, binding and enforceable obligations of the parties thereto for all purposes under the laws of all relevant jurisdictions and that, upon receipt of an Issuance Notice, Jefferies will place the Offering Shares in accordance with the terms and subject to the conditions of the Sales Agreement and the Issuance Notice;

8.16	that there are no agreements, documents, arrangements or transactions to which the Company is a party that may in any way prohibit or restrict the issue of the Offering Shares;

8.17	that there will be no amendments to the Constitutive Documents or the laws applicable to the Company that would have the effect of rendering any of our opinions in paragraph 9 inaccurate;

8.18

that no foreign law is relevant to or affects the opinions expressed, or conclusions stated in this opinion, and none of the opinions expressed herein will be affected by the laws (including, without limitation, the public policy) of any jurisdiction outside Singapore, and insofar as the laws of any jurisdiction outside Singapore may be relevant, such laws have been or will be complied with; and

8.19	that none of the Registration Statement, the Sales Agreement Prospectus and the Sales Agreement nor any of the transactions contemplated respectively thereunder constitutes or will constitute a sham.

D.	Opinion

9.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein and having regard to such legal considerations as we have deemed relevant and subject to any matters not disclosed to us, we are of the opinion that the Offering Shares, when issued and delivered by the Company in accordance with the Constitutive Documents and the terms of the Sales Agreement, and pursuant to the laws of Singapore against payment of the issuance price of each Offering Share placed by Jefferies, will be validly issued, fully paid and non-assessable.

E.	Qualifications

10.	This opinion is subject to the following qualifications:

10.1

for the purposes of this opinion, we have assumed that the term “non-assessable” (a term which has no recognised meaning under the laws of Singapore) in relation to the Offering Shares means that holders of such shares, having fully paid up all amounts due on such shares, are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares;

WONGPARTNERSHIP LLP

GSO/KY/LJV/nm

10 May 2019

Page: 6

10.2

we have not investigated or verified the accuracy or completeness of the facts and information, including any statements of foreign law, or the reasonableness of any assumptions, statements of opinion or intention, contained in the Sales Agreement and the documents referred to in paragraph 6 of this opinion. We do not express any opinion as to any matters of fact generally, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the documents described in paragraph 6. In addition, we are not responsible for investigating or verifying whether any material fact has been omitted from such documents;

10.3	for the ACRA Search and the Court Searches, we have relied on electronic searches of publicly available records and the records disclosed by such searches may not be complete or up-to-date;

10.4

we express no opinion as to the validity, binding effect or enforceability of any provision in the Sales Agreement and the Issuance Notice(s) or, as to the availability in Singapore of remedies which are available in our jurisdictions; and

10.5

this opinion is strictly limited to matters stated in this opinion and is not to be construed as extending (by implication or otherwise) to all the documents listed in paragraph 6 of this opinion, or to any other matter or document in connection with, referred to, contemplated by or incorporated by reference, in such documents.

11.	With respect to matters of fact material to this opinion, we have relied on the statements of the responsible officers of the Company.

12.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Sales Agreement Prospectus. In giving this consent, we do not hereby admit and shall not be deemed to admit that we come within the category of persons whose consent is required under Sections 7 and 11 of the Act or to the rules and regulations of the Commission thereunder.

13.

This opinion is only for the benefit of the person to whom it is addressed, subject to the condition that such person accepts and acknowledges that this opinion may not be appropriate or sufficient for such person’s purposes, and is strictly limited to the matters stated in this opinion and is not to be read as extending by implication to any other matter in connection with the Offering, the Registration Statement, the Sales Agreement Prospectus, the Sales Agreement or otherwise. Further, save for the filing of this opinion with the Commission as an exhibit to the Registration Statement, this opinion is not to be circulated or disclosed to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable provisions of federal securities law in the United States of America, if any), nor is it to be used or relied upon for any other purpose, or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

Yours faithfully

/s/ WongPartnership LLP
WONGPARTNERSHIP LLP